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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF LANIER WORLDWIDE, INC.

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SUBSIDIARY NAME                                            JURISDICTION OF INCORPORATION
---------------                                            -----------------------------

American Office Systems, Inc.                              United States - West Virginia
ECCO Parent Limited                                        Ireland
Equipments de Bureau DMD LTEE                              Canada
Fredal Office Equipment, Inc.                              Canada
Harris Southwest Properties, Inc.                          United States - Delaware
Lanier (Australia) Pty. Ltd.                               Australia
Lanier Belgium N.V./S.A.                                   Belgium
Lanier Burosysteme GmbH                                    Austria
Lanier Burosysteme GmbH & Co. KG                           Austria
Lanier CV                                                  Netherlands
Lanier Canada, Inc.                                        Canada
Lanier Colombia, S.A.                                      Colombia
Lanier Ceska Republika, s.r.o.                             Czech Republic
Lanier de Chile, S.A.                                      Chile
Lanier de Costa Rica, S.A.                                 Costa Rica
Lanier de El Salvador, S.A. de C.V.                        El Salvador
Lanier de Guatemala, S.A.                                  Guatemala
Lanier de Panama, S.A.                                     Panama
Lanier Danmark A/S                                         Denmark
Lanier Deutschland GmbH & Co. KG                           Germany
Lanier Deutschland Holding GmbH                            Germany
Lanier Deutschland Verwaltung GmbH                         Germany
Lanier Dominicana, S.A.                                    Dominican Republic
Lanier Espana Holdings S.L.                                Spain
Lanier Espana S.A.                                         Spain
Lanier Europe AG                                           Switzerland
Lanier Europe B.V.                                         Netherlands
Lanier Finance Canada LP                                   Canada
Lanier Financial Services, Inc.                            United States - Georgia
Lanier Hellas AEBE                                         Greece
Lanier Holding AG                                          Switzerland
Lanier Holding B.V.                                        Netherlands
Lanier Holdings CV                                         Netherlands
Lanier Holdings Pty. Ltd.                                  Australia
Lanier Holdings, Inc.                                      United States - Delaware
Lanier Hungaria Kft                                        Hungary
Lanier U.K. Holdings Ltd.                                  United Kingdom
Lanier International, Inc.                                 United States - Delaware
Lanier Ireland Limited                                     Ireland
Lanier Italia, S. p. A.                                    Italy
Lanier Leasing, Inc.                                       United States - Delaware
Lanier Lease Funding LLC                                   United States - Delaware
Lanier Lease Participation Corp.                           United States - Delaware
Lanier Lease Receivables LLC                               United States - Delaware
Lanier Litigation Services, Inc.                           United States - Minnesota
Lanier Luxembourg - S. a. r. l.                            Luxembourg
Lanier Norge A/S                                           Norway
Lanier Pacific Pty. Ltd.                                   Australia
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
Lanier Professional Services, Inc.                         United States - Delaware
Lanier Puerto Rico, Inc.                                   Puerto Rico
Lanier (Schweiz) AG                                        Switzerland
Lanier Singapore Pte. Ltd.                                 Singapore
Lanier Suomi Oy                                            Finland
Lanier Svenska AB                                          Sweden
Lanier Trade Funding LLC                                   United States - Delaware
Lanier Trade Receivables LLC                               United States - Delaware
Lanier United Kingdom Limited                              United Kingdom
LF, S.A.                                                   France
Maritime Mexico S.A. de C.V.                               Mexico
Maritime U.S.A., Inc.                                      United States - Nevada
Newex AB                                                   Sweden
Quorum Lanier Philippines, Inc.                            Philippine
Scotty Center OY                                           Finland
Sigma 6 U.S.A., Inc.                                       United States - Delaware
TAP Technology, Inc.                                       United States - Delaware
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